                                                                EXHIBIT 10(ii)
                                                                CONFORMED COPY

-------------------------------------------------------------------------------



                                  $500,000,000

                                     5-YEAR

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 6, 1996

                                      AMONG

                               HARRIS CORPORATION,
                                   AS BORROWER

                                       AND

                            THE LENDERS NAMED HEREIN,
                                   AS LENDERS

                            THE CHASE MANHATTAN BANK,
                             SUNTRUST BANK, ATLANTA
                                       AND
                            BANK OF AMERICA NATIONAL
                         TRUST AND SAVINGS ASSOCIATION,

                               AS MANAGING AGENTS

                                       AND

                       ABN AMRO BANK N.V., ATLANTA AGENCY
                                       AND
                         WACHOVIA BANK OF GEORGIA, N.A.
                                  AS CO-AGENTS

                                       AND

                              BA SECURITIES, INC.,
                              AS SYNDICATION AGENT

                                       AND

                             SUNTRUST BANK, ATLANTA,
                             AS DOCUMENTATION AGENT

                                       AND

                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT

                               TABLE OF CONTENTS

ARTICLE 1         DEFINITIONS; CONSTRUCTION.......................................................................2
                  -------------------------

                  SECTION 1.1          DEFINITIONS.  .............................................................2
                  SECTION 1.2          COMPUTATION OF TIME PERIODS.  ............................................10
                  SECTION 1.3          ACCOUNTING TERMS.  .......................................................10

ARTICLE 2         AMOUNTS AND TERMS OF THE COMMITMENTS AND LOANS.................................................11
                  ----------------------------------------------

                  SECTION 2.1          COMMITMENTS.  ............................................................11
                  SECTION 2.2          LOANS.....................................................................11
                  SECTION 2.3          COMPETITIVE BID PROCEDURE.................................................13
                  SECTION 2.4          NEGOTIATED BID LOANS.  ...................................................15
                  SECTION 2.5          SYNDICATED LOANS..........................................................15
                  SECTION 2.6          VOLUNTARY CONVERSION AND CONTINUATION OF SYNDICATED LOANS.  ..............16
                  SECTION 2.7          FEES. ....................................................................17
                  SECTION 2.8          REPAYMENT OF LOANS; NOTES.................................................18
                  SECTION 2.9          INTEREST ON LOANS.  ......................................................18
                  SECTION 2.10         DEFAULT INTEREST.  .......................................................19
                  SECTION 2.11         INTEREST RATE DETERMINATION AND PROTECTION................................19
                  SECTION 2.12         TERMINATION OR REDUCTION OF THE COMMITMENTS...............................20
                  SECTION 2.13         EXTENSION OF COMMITMENTS..................................................20
                  SECTION 2.14         INCREASE OF COMMITMENTS...................................................21
                  SECTION 2.15         OPTIONAL PREPAYMENTS.  ...................................................22
                  SECTION 2.16         INABILITY TO DETERMINE INTEREST RATE......................................23
                  SECTION 2.17         INCREASED COSTS...........................................................23
                  SECTION 2.18         ILLEGALITY................................................................25
                  SECTION 2.19         INDEMNITY.................................................................25
                  SECTION 2.20         PRO RATA TREATMENT.  .....................................................26
                  SECTION 2.21         SHARING OF SETOFFS.  .....................................................26
                  SECTION 2.22         PAYMENTS.  ...............................................................27
                  SECTION 2.23         TAXES.....................................................................28
                  SECTION 2.24         ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.....................29

ARTICLE 3         CONDITIONS OF LENDING..........................................................................29
                  ---------------------

                  SECTION 3.1          INITIAL CONDITIONS PRECEDENT..............................................29
                  SECTION 3.2          CONDITIONS PRECEDENT TO EACH LOAN;
                                       REPRESENTATIONS AND WARRANTIES............................................30



                                                               - i -


ARTICLE 4         REPRESENTATIONS AND WARRANTIES.................................................................31
                  ------------------------------

                  SECTION 4.1          REPRESENTATIONS AND WARRANTIES OF THE BORROWER............................31

ARTICLE 5         COVENANTS OF THE BORROWER......................................................................33
                  -------------------------

                  SECTION 5.1          AFFIRMATIVE COVENANTS.....................................................33
                  SECTION 5.2          NEGATIVE COVENANTS........................................................37

ARTICLE 6         EVENTS OF DEFAULT..............................................................................40
                  ----------------
                  SECTION 6.1          EVENTS OF DEFAULT.........................................................40

ARTICLE 7         ADMINISTRATIVE AGENT...........................................................................42
                  --------------------

ARTICLE 8         MISCELLANEOUS..................................................................................45
                  -------------
                  SECTION 8.1          WAIVERS AND AMENDMENTS....................................................45
                  SECTION 8.2          NOTICES...................................................................46
                  SECTION 8.3          SURVIVAL OF AGREEMENT.....................................................46
                  SECTION 8.4          PAYMENT OF EXPENSES AND TAXES; INDEMNITY..................................47
                  SECTION 8.5          ASSIGNMENTS AND PARTICIPATIONS............................................48
                  SECTION 8.6          RIGHT OF SET-OFF..........................................................51
                  SECTION 8.7          BINDING EFFECT............................................................51
                  SECTION 8.8          APPLICABLE LAW.  .........................................................51
                  SECTION 8.9          INTEREST LIMITATION.  ....................................................51
                  SECTION 8.10         HEADINGS.  ...............................................................51
                  SECTION 8.11         EXECUTION IN COUNTERPARTS.................................................52
                  SECTION 8.12         SEVERABILITY..............................................................52
                  SECTION 8.13         INTEGRATION...............................................................52
                  SECTION 8.14         SUBMISSION TO JURISDICTION; WAIVERS.......................................52
                  SECTION 8.15         WAIVER OF JURY TRIAL.  ...................................................53
                  SECTION 8.16         TELEPHONE NOTICE..........................................................53




                                                              - ii -

EXHIBITS

Exhibit A         ---      Form of Syndicated Note
Exhibit B         ---      Form of Competitive Bid Note
Exhibit C         ---      Form of Negotiated Bid Note
Exhibit D-1       ---      Form of Competitive Bid Request
Exhibit D-2       ---      Form of Notice of Competitive Bid Request
Exhibit D-3       ---      Form of Competitive Bid Quote
Exhibit D-4       ---      Form of Competitive Bid Confirmation
Exhibit E         ---      Form of Notice of Syndicated Borrowing
Exhibit F-1       ---      Form of Opinion of Sullivan & Cromwell
Exhibit F-2       ---      Form of Opinion of Corporate Counsel to Borrower
Exhibit G         ---      Form of Closing Certificate of Borrower
Exhibit H         ---      Form of Assignment and Acceptance

SCHEDULES

Schedule 1.1               ---         Addresses and Lending Offices
                                           of Lenders
Schedule 3.1               ---         List of Existing Credit Facilities
Schedule 4.1               ---         Litigation
Schedule 5.2               ---         Existing Liens

                                     5-YEAR

                                CREDIT AGREEMENT
                                ----------------

                  THIS 5-YEAR CREDIT AGREEMENT made and entered into as of November 6, 1996, by and among HARRIS CORPORATION, a Delaware corporation (the "Borrower"), the banks and lending institutions listed on the signature pages hereof, any assignees of such banks and lending institutions or any other banks and lending institutions which become "Lenders" as provided herein (such banks and lending institutions, and assignees referred to collectively herein as the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), SUNTRUST BANK, ATLANTA, a Georgia banking corporation ("SunTrust"), as documentation agent for the Lenders (in such capacity, the "Documentation Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Bank of America"), Chase, SunTrust and Bank of America as managing agents for the Lenders (in such capacity, each a "Managing Agent" and collectively, the "Managing Agents"), BA SECURITIES, INC., a New York corporation, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), and ABN AMRO BANK N.V., ATLANTA AGENCY and WACHOVIA BANK OF GEORGIA, N.A., as co-agents for the Lenders (in such capacity, each a "Co-Agent" and collectively, the "Co-Agents");

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, the Borrower has requested the Lenders to extend credit to the Borrower pursuant to a 5-year revolving credit facility in an aggregate principal amount at any one time outstanding not to exceed $500,000,000 or, if the Borrower obtains commitments for increases in the facilities in accordance with the terms hereof, $600,000,000;

                  WHEREAS, the Borrower has also requested the Lenders to provide a procedure whereby the Borrower may invite the Lenders, collectively or individually, to bid on an uncommitted basis on borrowings by the Borrower to mature on or prior to the maturity date of the facility;

                  WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Managing Agents, the Syndication Agent, the Co-Agents, the Documentation Agent and the Administrative Agent hereby agree as follows:

                                    ARTICLE 1

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

         SECTION 1.1 DEFINITIONS. In addition to the other terms defined herein, the following terms used in this Agreement shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "AFFILIATE" means, as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGENTS" means, collectively, the Administrative Agent, the Documentation Agent, the Managing Agents, the Syndication Agent and the Co-Agents.

         "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Loan, Fixed Rate Loan or Negotiated Bid Loan, and such Lender's Eurodollar Lending Office in the case of a LIBO Rate Loan.

         "APPLICABLE MARGIN" means, for each Interest Period for each LIBO Rate Syndicated Loan, the rate per annum designated below based on the higher of the long-term unenhanced senior unsecured debt ratings assigned to the Borrower by Standard & Poor's and Moody's in effect on the day that is two (2) Business Days prior to the first day of such Interest Period for such LIBO Rate Syndicated Loan; provided that in the event one of such ratings is lower than BBB- or Baa3, the Applicable Margin shall be .400%:

                                               Applicable
             Rating                              Margin
             ------                              ------
             Lower than BBB- or Baa3             0.400%
             BBB- or Baa3                        0.250%
             BBB or Baa2                         0.225%
             BBB+ or Baa1                        0.210%
             A- or A3                            0.175%
             A or A2                             0.155%
             Higher than A or A2                 0.135%

         If Standard & Poor's or Moody's shall significantly change its rating system prior to the date all LIBO Rate Syndicated Loans have been repaid and the Commitments terminated, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and pending such amendment the last Applicable Margin otherwise calculable and in effect prior to such change shall apply.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance agreement substantially in the form of EXHIBIT H, entered into by a Lender and an assignee, to the extent required, approved by the Borrower and the Managing Agents, and delivered to the Administrative Agent pursuant to Section 8.5.

         "AUGMENTING LENDER" has the meaning specified in Section 2.14(b).

         "BASE RATE" means the higher of (i) the rate of interest most recently announced by the Administrative Agent as its reference, base or prime lending rate, as the case may be, for Dollar loans in the United States and (ii) the Federal Funds Rate (as in effect from time to time) plus one-half of one percent (1/2%) per annum.

         "BASE RATE LOAN" means a Type of Syndicated Loan which bears interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article 2.

         "BORROWING" means a group of Loans of a single Type made by the Lenders participating therein on a single date and, with respect to LIBO Rate Loans and Fixed Rate Loans, as to which a single Interest Period is in effect.

         "BORROWING DATE" means any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

         "BUSINESS DAY" means a day of the year on which commercial banks are not required or authorized to close for business in New York City and, if the applicable Business Day relates to any LIBO Rate Loans, on which dealings are carried on in the London interbank market.

         "CLOSING DATE" means November 6, 1996.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITMENT" means, with respect to any Lender, the amount set opposite its name on the signature pages hereto, or if such Lender has entered into any Assignment and Acceptance or is an Augmenting Lender, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.5(c), as such Commitment may be extended pursuant to Section 2.13, reduced pursuant to Section 2.12 or Section 8.5(a) or increased pursuant to
Section 2.14 or Section 8.5(a).

         "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is a part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "COMPETITIVE BID BORROWING" means a Borrowing comprised of Competitive Bid Loans.

         "COMPETITIVE BID LOAN" means a Loan from a Lender to the Borrower outstanding pursuant to this Agreement and advanced pursuant to the bidding procedure set forth in Section 2.3 (which Loan may exceed the individual Commitment of such Lender). Each Competitive Bid Loan shall be either a LIBO Rate Competitive Bid Loan or a Fixed Rate Loan.

         "COMPETITIVE BID LOAN CONFIRMATION" means a Competitive Bid Loan confirmation, substantially in the form of EXHIBIT D-4, to be delivered by the Borrower to the Administrative Agent in accordance with Section 2.3(c).

         "COMPETITIVE BID NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT B hereto, evidencing the indebtedness of the Borrower to such Lender resulting from Competitive Bid Loans made by such Lender.

         "COMPETITIVE BID QUOTE" means a bid quote, substantially in the form of EXHIBIT D-3, to be delivered by a Lender to the Administrative Agent in response to a Competitive Bid Request by the Borrower in accordance with Section 2.3(c).

         "COMPETITIVE BID RATE" means, as to any Competitive Bid Quote made by a Lender pursuant to Section 2.3, (i) in the case of a LIBO Rate Competitive Bid Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid Quote.

         "COMPETITIVE BID REQUEST" means a Competitive Bid Loan request, substantially in the form of EXHIBIT D-1, to be delivered by the Borrower to the Administrative Agent in accordance with Section 2.3(b).

         "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Syndicated Loans of one Type to another Type pursuant to Section 2.6.

         "DEBT" means, as to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument and (b) all obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "DOLLAR EQUIVALENT" has the meaning specified in Section 2.22(f).

         "DOLLARS" or "$" mean dollars in lawful currency of the United States of America.

         "DOMESTIC LENDING OFFICE" means the office of each Lender specified as its "Domestic Lending Office" opposite its name on SCHEDULE 1.1 hereto, or on the Assignment and Acceptance pursuant to which such Lender becomes a party to this Agreement, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EFFECTIVE DATE" means the date on which this Agreement becomes effective in accordance with Section 8.7.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters (including, without limitation, any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof)) as now or at any time hereafter in effect.

         "EQUITY" means, as to any Person at any date, the consolidated total assets of such Person less consolidated total liabilities of such Person at such date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EUROCURRENCY RESERVE REQUIREMENTS" means, for any day as applied to a LIBO Rate Loan, the aggregate (without duplication) of the rates (expressed to the nearest 1/100th of 1%) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by any Lender.

         "EURODOLLAR LENDING OFFICE" means the office of each Lender specified as its "Eurodollar Lending Office" opposite its name on SCHEDULE 1.1 hereto, or on the Assignment and Acceptance pursuant to which such Lender becomes a party to this Agreement or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EVENTS OF DEFAULT" has the meaning specified in Section 6.1.

         "EXISTING CREDIT FACILITIES" means the Borrower's existing bilateral credit facilities described on SCHEDULE 3.1 attached hereto.

         "EXISTING DATE" has the meaning specified in Section 2.13(a).

         "FACILITY FEE" has the meaning set forth in Section 2.7(a).

         "FEDERAL FUNDS RATE" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FIXED RATE BORROWING" means a Borrowing comprised of Fixed Rate Loans.

         "FIXED RATE LOAN" means a Type of Competitive Bid Loan which bears interest at a fixed rate per annum.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GOVERNMENT CONTRACT" means any contract with or made at the request of any government or department or agency thereof.

         "HEDGING ARRANGEMENTS" means, collectively, (i) any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements and other similar agreements and arrangements entered into by the Borrower or any of its Subsidiaries to protect the Borrower or any Subsidiary against fluctuations in foreign exchange rates, and (ii) any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar arrangements and agreements entered into by the Borrower or any of its Subsidiaries with respect to fluctuations in interest rates.

         "HAZARDOUS MATERIALS" shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

         "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "INTEREST PERIOD" means, (a) with respect to each LIBO Rate Syndicated Loan, the period commencing on the Borrowing Date of such Loan or the last day of the immediately preceding Interest Period with respect to such Loan, as the case may be, and ending on the numerically corresponding day (or if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months or at the sole discretion of each Lender, 9 or 12 months, as the Borrower may select in accordance with the terms of this Agreement, and (b) as to any Competitive Bid Loan, the period commencing on the Borrowing Date with respect to such Loan and ending on the date specified in the Competitive Bid Quote submitted in connection with such Loan, which date shall not be earlier than seven days after the Borrowing Date, nor later than (i) 360 days after the Borrowing Date, in the case of a Fixed Rate Borrowing, or (ii) 12 months after the Borrowing Date, in the case of a LIBO Rate Borrowing; provided however, that if any Interest Period would end on date other than a Business Day, such Interest Period will be extended to the next succeeding Business Day unless, in the case of LIBO Rate Borrowings only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

         "LIBO RATE" means with respect to any Interest Period for any LIBO Rate Loan, the rate per annum equal to the London InterBank offered rate for deposits in Dollars for such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the beginning of such Interest Period.

         "LIBO RATE BORROWING" means a Borrowing comprised of LIBO Rate Loans.

         "LIBO RATE COMPETITIVE BID LOAN" means a Type of Competitive Bid Loan which bears interest at the LIBO Rate plus (or minus) a Margin.

         "LIBO RATE LOANS" means LIBO Rate Syndicated Loans and LIBO Rate Competitive Bid Loans.

         "LIBO RATE SYNDICATED LOANS" means a Type of Syndicated Loan which bears interest at the LIBO Rate plus the Applicable Margin.

         "LIEN" means any mortgage, pledge, security interest, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "LOANS" means collectively, Syndicated Loans, Negotiated Bid Loans and Competitive Bid Loans.

         "MARGIN" means, as to any LIBO Rate Competitive Bid Loan, the margin (expressed as a percentage rate) to be added or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid Quote for such Loan.

          "MARGIN STOCK" is defined in Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, financial condition, operations or property of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or the Notes, or (c) the validity or enforceability of this Agreement or the Notes or the rights or remedies of the Lenders hereunder or thereunder.

         "MATERIAL SUBSIDIARY" means each Subsidiary of the Borrower, whether now existing or hereafter created, which constitutes a "significant subsidiary" as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the Closing Date.

         "MATURITY DATE" means the earlier of (a) November 6, 2001 or, if extended as described in Section 2.13, then the date as so extended, and (b) the date of termination in whole of the Commitments pursuant to Section 2.12 or
Section 6.1.

         "MOODY'S" means Moody's Investors Services, Inc.

         "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NEGOTIATED BID LOAN" means a Loan from a Lender to the Borrower outstanding pursuant to this Agreement and made pursuant to the procedure set forth in Section 2.4 (which Loan may exceed the individual Commitment of such Lender).

         "NEGOTIATED BID NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT C hereto, evidencing the indebtedness of the Borrower to such Lender resulting from Negotiated Bid Loans made by such Lender.

          "NOTES" means, collectively, the Competitive Bid Notes, the Negotiated Bid Notes and the Syndicated Notes.

         "OBLIGATIONS" means any and all obligations of the Borrower for the payment of money hereunder or in respect hereof, whether absolute or contingent, including without limitation, all obligations of the Borrower for the payment of
(i) principal and interest on the Loans and (ii) Facility Fees, expenses, reimbursements and indemnifications hereunder.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PERMITTED LIENS" means only the Liens permitted in clauses (i) through
(xii) of Section 5.2(b) hereof.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "REGISTER" has the meaning specified in Section 8.5(c).

         "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16., .18, .19 or .20 of PBGC Reg. Section 4043.

         "REQUIRED LENDERS" means, (a) so long as any Lender has a Commitment outstanding hereunder, Lenders holding 51% or greater of the aggregate Commitments at such time (whether used or unused), and (b) if the Commitments have been terminated, Lenders holding 51% or greater of the aggregate Loans outstanding hereunder.

         "RESPONSIBLE OFFICER" means the chief executive officer, the president, the chief financial officer, or the treasurer of the Borrower.

         "SINGLE EMPLOYER PLAN" means any plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SUBSIDIARY" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Persons. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SYNDICATED BORROWING" means a Borrowing comprised of Syndicated Loans.

         "SYNDICATED LOAN" means a Loan from a Lender to the Borrower pursuant to its Commitment established in Section 2.1. Each Syndicated Loan shall be either a LIBO Rate Syndicated Loan or a Base Rate Loan.

         "SYNDICATED NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from Syndicated Loans made by such Lender.

         "TANGIBLE NET WORTH" means, as to any Person at any date, consolidated total assets (less intangibles) less consolidated total liabilities of such Person at such date.

         "TAXES" has the meaning specified in Section 2.23(a).

         "TOTAL CAPITALIZATION" means, as to any Person at any date, the sum of Total Debt plus Equity of such Person at such date. Unless otherwise qualified, all references to "Total Capitalization" shall refer to the Total Capitalization of the Borrower and its Subsidiaries on a consolidated basis.

         "TOTAL DEBT" means, as to any Person at any date, the aggregate amount of all Debt of such Person. Unless otherwise qualified, all references to "Total Debt" shall refer to the Total Debt of the Borrower and its Subsidiaries on a consolidated basis.

         "TYPE" of Loan refers to the manner of computing an interest charge on a particular Syndicated Loan or Competitive Bid Loan. The Types of Syndicated Loans are Base Rate Loans and LIBO Rate Syndicated Loans; and the Types of Competitive Bid Loans are Fixed Rate Loans and LIBO Rate Competitive Bid Loans.

         SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the work "from" means "from and including" and the words "to" and "until" mean "to but excluding."

         SECTION 1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, except as otherwise stated herein.

                                    ARTICLE 2

                 AMOUNTS AND TERMS OF THE COMMITMENTS AND LOANS
                 ----------------------------------------------

         SECTION 2.1 COMMITMENTS. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Syndicated Loans to the Borrower, at any time and from time to time on and after the Effective Date and until the Maturity Date, in an aggregate principal amount at any one time outstanding not to exceed such Lender's Commitment subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Syndicated Loans made by all Lenders plus (y) the outstanding principal amount of all Competitive Bid Loans made pursuant to this Agreement plus (z) the outstanding principal amount of all Negotiated Bid Loans made pursuant to this Agreement exceed (B) the sum of the Commitments and (ii) at all times the outstanding aggregate principal amount of all Syndicated Loans made by each Lender shall equal the product of (A) the percentage which its Commitment represents of the aggregate Commitments multiplied by (B) the outstanding aggregate principal amount of all Syndicated Loans. The Commitments may be increased as provided in Section 2.14 and may be terminated or reduced from time to time by the Borrower pursuant to Section 2.12.

         (b) Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Syndicated Borrowings, Competitive Bid Borrowings and Negotiated Bid Loans pursuant to this Agreement, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

         (c) The proceeds of each Loan shall be used by the Borrower initially, to repay the Debt outstanding pursuant to the Existing Credit Facilities and thereafter, for general corporate purposes.

         SECTION 2.2 LOANS. (a) Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Syndicated Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by any such other Lender). Each Competitive Bid Loan shall be made as requested by the Borrower and in accordance with the procedure set forth in
Section 2.3. Each Negotiated Bid Loan shall be made as requested by the Borrower and in accordance with the procedure set forth in Section 2.4. The Syndicated Loans or Competitive Bid Loans comprising any Borrowing shall be (i) in the case of a Competitive Bid Borrowing, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000, subject to the proviso in Section 2.3(c)(iii), and (ii) in the case of a Syndicated Borrowing, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $10,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

         (b) Each Competitive Bid Borrowing shall be comprised entirely of LIBO Rate Loans or Fixed Rate Loans, and each Syndicated Borrowing shall be comprised entirely of LIBO Rate Loans or Base Rate Loans, as the Borrower may request pursuant to Section 2.3 or 2.5, as applicable. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than thirty (30) LIBO Rate Syndicated Borrowings and/or Competitive Bid Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except for Negotiated Bid Loans, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 1:00 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Bid Loans shall be made by the Lender or Lenders whose Competitive Bid Quotes therefor are accepted pursuant to Section 2.3 in the amount so accepted and Syndicated Loans shall be made by the Lenders pro rata in accordance with Section 2.5. Negotiated Bid Loans shall be made available directly to the Borrower by the Lender making such Negotiated Bid Loan in accordance with procedures agreed to by such Lender with the Borrower. Unless the Administrative Agent shall have received notice from a Lender prior to any proposed Borrowing Date that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the Borrowing Date in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date, and in the event Lenders remain party to this Agreement pursuant to Section 2.13 with Commitments expiring on the Existing Date, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Existing Date unless the sum of (i) the available amount of the Commitments, plus (ii) the outstanding principal amount of Base Rate Borrowings, plus (iii) Borrowings with Interest Periods ending on or prior to the Existing Date equals or exceeds the amount of the Commitments expiring on the Existing Date.

         SECTION 2.3 COMPETITIVE BID PROCEDURE. (a) Each Lender hereby agrees, on the terms and conditions hereinafter set forth, to entertain requests from the Borrower, from time to time on any Business Day during the period from the Effective Date until the date seven (7) days prior to the Maturity Date to make Competitive Bid Loans, PROVIDED that the aggregate principal amount of all Loans outstanding at any one time owing to the Lenders shall not exceed the aggregate amount of the Commitments in effect at such time. Each Lender may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth herein.

         (b) The Borrower may request Competitive Bid Loans by delivering a duly completed Competitive Bid Request substantially in the form of EXHIBIT D-1 to the Administrative Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission, not later than 11:00 a.m. (New York City time) four (4) Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate Competitive Bid Request), and not later than 3:00 p.m. (New York City time) one (1) Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Competitive Bid Request). A Competitive Bid Request which does not conform substantially to the form of EXHIBIT D-1 may be rejected by the Administrative Agent in the Administrative Agent's sole discretion and the Administrative Agent shall promptly notify the Borrower of such rejection by facsimile transmission or by telephone, immediately confirmed by facsimile transmission. Such Competitive Bid Request shall in each case refer to this Agreement and specify (i) that the Competitive Bid Borrowing is being requested pursuant to this Agreement, (ii) whether the Competitive Bid Borrowing then being requested is to be comprised of LIBO Rate Loans or Fixed Rate Loans, (iii) the proposed Borrowing Date for such Competitive Bid Borrowing (which shall be a Business Day) and the amount of such requested Competitive Bid Borrowing which shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, and (iv) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request which is not rejected as aforesaid, the Administrative Agent shall invite by telecopier the Lenders (in the form set forth in EXHIBIT D-2 attached hereto), on the terms and conditions of this Agreement, to make Competitive Bid Quotes pursuant to the Competitive Bid Request. The Borrower may request Competitive Bid Quotes for up to four separate Interest Periods in a single Competitive Bid Request, provided that each requested Competitive Bid Borrowing shall satisfy the minimum borrowing requirement set forth above.

         (c) (i) Each Lender may, in its sole discretion, make one or more Competitive Bid Quotes to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid Quote by a Lender must be received by the Administrative Agent via facsimile, substantially in the form of EXHIBIT D-3 hereto, (1) in the case of a LIBO Rate Competitive Bid Loan, not later than 9:30 a.m., New York City time, three (3) Business Days before the proposed Competitive Bid Borrowing comprised of LIBO Rate Loans and (2) in the case of a Fixed Rate Loan, not later than 9:30 a.m., New York City time, on the Borrowing Date of a proposed Competitive Bid Borrowing comprised of Fixed Rate Loans. Multiple bids will be accepted by the Administrative Agent. Competitive Bid Quotes that do not conform substantially to the form of EXHIBIT D-3 may be rejected by the Administrative Agent acting in consultation with the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid Quote shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Bid Borrowing requested by the Borrower) of the Competitive Bid Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Bid Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid Quote submitted by a Lender pursuant to this paragraph (c)(i) shall be irrevocable.

                  (ii) The Administrative Agent shall promptly notify the Borrower by telecopy of all the Competitive Bid Rates and the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid Quote was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bid Quotes to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this
Section 2.3.

                  (iii) The Borrower shall before 10:30 a.m. (New York City time) three (3) Business Days before the proposed Borrowing Date in the case of a LIBO Rate Competitive Bid Request and before 10:30 a.m. (New York City time) on the proposed Borrowing Date in the case of a Fixed Rate Competitive Bid Request either, in its absolute discretion:

                      (A) cancel such Competitive Bid Request by giving the
                  Administrative Agent telephonic notice to that effect, in which event the Competitive Bid Loans requested thereby shall not be made, or

                      (B) accept one or more of the offers made by the Lenders
                  pursuant to clause (i) above by giving telephonic notice (immediately confirmed by execution and facsimile transmission of a Competitive Bid Loan Confirmation) to the Administrative Agent of the amount of Competitive Bid Loans to be made to the Borrower and the Competitive Bid Quotes accepted by the Borrower with respect thereto; PROVIDED THAT, the Borrower may not accept offers for Competitive Bid Loans in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Bid Request;

PROVIDED, HOWEVER, that (1) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in this paragraph
(c) , (2) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (3) the aggregate amount of the Competitive Bid Quotes accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (4) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bid Quotes accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at the same Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and
(5) except pursuant to clause (4) above, no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; PROVIDED FURTHER, HOWEVER, that if a Competitive Bid Loan must be in an amount less than $5,000,000 because of the provisions of clause (4) above, such Competitive Bid Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (4) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (c)(iii) shall be irrevocable.

         (d) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid Quote has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loans in respect of which its bid has been accepted.

         (e) If the Administrative Agent shall elect to submit a Competitive Bid Quote in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (c) above.

         SECTION 2.4 NEGOTIATED BID LOANS. Each Lender agrees, on the terms and conditions hereinafter set forth, to entertain requests from the Borrower, from time to time during the period from the Effective Date to and including the Maturity Date to make Negotiated Bid Loans to the Borrower; PROVIDED, that the Lenders shall have no obligation to make any Negotiated Bid Loan, and the Borrower shall have no obligation to accept any offer to make any Negotiated Bid Loan. Each Negotiated Bid Loan shall be on such terms, including, but not limited to, amount, maturity, interest rate, currency, prepayment terms, Relevant Rate, Dollar Equivalent, place of payment, and compensation for increased costs, as the Borrower and the applicable Lender shall agree in connection with the making thereof; PROVIDED that the aggregate principal amount in Dollars (or the Dollar Equivalent of any other currency) of all Loans outstanding at any one time owing to the Lenders shall not exceed the aggregate amount of the Commitments in effect at such time; PROVIDED, FURTHER, that no Negotiated Bid Loan shall have a maturity date subsequent to the Maturity Date.

         SECTION 2.5 SYNDICATED LOANS. In order to request a Syndicated Borrowing, the Borrower shall give notice to the Administrative Agent in writing, by facsimile, or by telephone promptly confirmed in writing, in the form of a Notice of Syndicated Borrowing substantially in the form of EXHIBIT E attached hereto given (x) with respect to a Syndicated Borrowing comprised of Base Rate Loans, not later than 11:00 a.m. (New York City time) on the date of the proposed

Syndicated Borrowing, and (y) with respect to a Syndicated Borrowing comprised of LIBO Rate Loans, not later than 11:00 a.m. (New York City time) on the third Business Day prior to the Borrowing Date of the proposed Syndicated Borrowing, by the Borrower to the Administrative Agent. Each such Notice of Syndicated Borrowing shall specify (i) that the Syndicated Borrowing is being requested pursuant to this Agreement, (ii) the proposed Borrowing Date of such Syndicated Borrowing (which shall be a Business Day); (iii) the principal amount of such Syndicated Borrowing; (iv) the Type of Syndicated Borrowing; and (v) in the case of a Syndicated Borrowing comprised of LIBO Rate Loans, the initial Interest Period for such Syndicated Borrowing. If no election of a Type of Syndicated Borrowing is specified in any such Notice of Syndicated Borrowing, the Borrower shall be deemed to have requested a Syndicated Borrowing comprised of Base Rate Loans. If no Interest Period is specified in any such Syndicated Loan Request with respect to a Syndicated Borrowing comprised of LIBO Rate Loans, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders in writing of any Notice of Syndicated Borrowing given pursuant to this Section 2.5 and of each such Lender's portion of the requested Syndicated Borrowing.

         SECTION 2.6 VOLUNTARY CONVERSION AND CONTINUATION OF SYNDICATED LOANS. The Borrower may elect to Convert a Syndicated Borrowing of one Type into a Syndicated Borrowing of another Type or to continue a Syndicated Borrowing comprised of LIBO Rate Loans by written notice to the Administrative Agent (i) not later than 12:00 noon (New York City time), one (1) Business Day prior to conversion in the case of the Conversion of a Syndicated Borrowing comprised of LIBO Rate Loans to a Syndicated Borrowing comprised of Base Rate Loans, and (ii) not later than 12:00 noon (New York City time) three (3) Business Days prior to Conversion or continuation in the case of a Conversion of a Syndicated Borrowing comprised of Base Rate Loans to a Syndicated Borrowing comprised of LIBO Rate Loans or a continuation of any Syndicated Borrowing comprised of LIBO Rate Loans for an additional Interest Period, subject in each case to the following:

                  (a) each Conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the Converted or continued Syndicated Borrowing;

                  (b) if less than all of the outstanding principal amount of a Syndicated Borrowing shall be Converted or continued, the aggregate principal amount of such Converted or continued Syndicated Borrowing shall be a minimum amount of $10,000,000 and in integral multiples of $1,000,000;

                  (c) a LIBO Rate Syndicated Borrowing may only be Converted or continued on the last day of the Interest Period with respect thereto; and

                  (d) no Interest Period may be selected with respect to any Syndicated Borrowing that would end later than the Maturity Date or, if as a result thereof, more than thirty (30) Borrowings comprised of LIBO Rate Loans and/or Competitive Bid Loans would be outstanding hereunder.

         Each notice pursuant to this Section 2.6 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Syndicated Borrowing that the Borrower requests be Converted or continued, (ii) whether such Syndicated Borrowing is to be Converted to or continued as a Syndicated Borrowing comprised of LIBO Rate Loans or a Syndicated Borrowing comprised of Base Rate Loans, (iii) if such notice requests a Conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Syndicated Borrowing is to Converted or continued as LIBO Rate Loans, the Interest Period with respect thereto. If no Interest Period is specified in such notice with respect to a Syndicated Borrowing comprised of LIBO Rate Loans, the Borrower shall be deemed to have requested an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders in writing of any notice given pursuant to this Section 2.6 and of each such Lender's portion of any Converted or continued Syndicated Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.6 to continue any Syndicated Borrowing comprised of LIBO Rate Loans prior to the expiration of the relevant Interest Period with respect thereto, such Syndicated Borrowing shall convert to a Borrowing comprised of Base Rate Loans on the last day of such Interest Period.

         SECTION 2.7 FEES. (a) The Borrower shall pay to each Lender, through the Administrative Agent, a facility fee (the "Facility Fee") from the Closing Date through the Maturity Date at the following rates per annum, based upon the higher of the long-term unenhanced senior unsecured debt ratings assigned to the Borrower by Standard & Poor's and Moody's in effect on the last day of each quarterly computation period, multiplied by such Lender's Commitment, whether used or unused; provided that, in the event that one of such ratings is lower than BBB- or Baa3, the applicable fee percentage shall be .225%.


                                                  Applicable Fee
                 S&P and Moody's Rating             Percentage
                 ----------------------             ----------
                 Lower than BBB- or Baa3             0.225%
                 BBB- or Baa3                        0.150%
                 BBB or Baa2                         0.125%
                 BBB+ or Baa1                        0.090%
                 A- or A3                            0.075%
                 A or A2                             0.070%
                 Higher than A or A2                 0.065%

The Facility Fee shall be payable quarterly in arrears on the date of the close of each fiscal quarter of the Borrower during the term of such Lender's Commitment, commencing December 31, 1996, and continuing thereafter on each such quarterly closing date and on the Maturity Date. If Standard & Poor's or Moody's shall significantly change its rating system during the term of the Commitments, the Borrower and the Lenders shall negotiate in good faith to revise the rate of the Facility Fee and pending such revision, the last such rate in effect prior to such change shall apply. As of the Closing Date, the applicable facility fee percentage is equal to 0.075% per annum.

         (b) The Borrower agrees to pay to the Administrative Agent and the Managing Agents, for their own respective accounts, such fees at the times and in the amounts agreed to by such parties from time to time.

         (c) All Facility Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, as appropriate, among the Lenders. Once paid in accordance with this Section 2.7, the fees shall be non-refundable in the absence of manifest error.

         SECTION 2.8 REPAYMENT OF LOANS; NOTES. (a) The Borrower shall repay the unpaid principal amount of each Loan (i) in the case of a Competitive Bid Loan, on the last day of the Interest Period applicable to such Loan, (ii) in the case of a Negotiated Bid Loan, on the date agreed to with the relevant Lender for repayment of such Loan, and (iii) in the case of a Syndicated Loan, on the Maturity Date. Each Loan shall bear interest from the date thereof until payment in full as set forth in Section 2.9.

         (b) Each Syndicated Loan, Competitive Bid Loan and Negotiated Bid Loan outstanding to a Lender pursuant to this Agreement shall be evidenced by a Syndicated Note, Competitive Bid Note, or Negotiated Bid Note, respectively, with appropriate insertions. Each Lender is hereby authorized to record the date and amount of each Loan made by such Lender, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of the relevant Note or in the books and records of such Lender in such manner as is reasonable and customary, and any such recordation, together with the records of the Administrative Agent, in the absence of manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded, PROVIDED that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Notes. Each Note shall be dated the Closing Date and each Loan evidenced thereby shall bear interest as specified in Section 2.9.

         SECTION 2.9 INTEREST ON LOANS. The Borrower shall pay interest on the unpaid principal amount of each Loan made by a Lender from the Borrowing Date with respect to such Loan until such principal amount shall be paid in full, at one of the following rates per annum selected by the Borrower:

                  (i) BASE RATE LOANS. In the case of a Base Rate Loan, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the date of the close of the fiscal quarter of the Borrower, commencing December 31, 1996, and continuing thereafter on each such quarterly closing date during such period that such Base Rate Loan is outstanding and on the date such Base Rate Loan shall be Converted or paid in full;

                  (ii) LIBO RATE SYNDICATED LOANS. In the case of a LIBO Rate Syndicated Loan, a rate per annum equal at all times during each Interest Period for such Syndicated Loan to the sum of the LIBO Rate for such Interest Period for such Loan plus the Applicable Margin, payable on the last day of such Interest Period and, if such Interest Period is more than three months in duration, on each day which occurs during such Interest Period every three months from the first day of such Interest Period;

                  (iii) LIBO RATE COMPETITIVE BID LOANS. In the case of a LIBO Rate Competitive Bid Loan, a rate per annum equal at all times during the Interest Period for such Competitive Bid Loan equal to the LIBO Rate for such Interest Period plus (or minus) the Margin agreed to with respect to such Loan in the Competitive Bid Quote relating thereto, payable on the last day of such Interest Period and, if such Interest Period is more than three months in duration, on each day which occurs during such Interest Period every three months from the first day of such Interest Period;

                  (iv) FIXED RATE LOANS. With respect to Fixed Rate Loans, for the Interest Period relating to such Fixed Rate Loan, at the fixed rate of interest per annum agreed to for such Competitive Bid Loan in the Competitive Bid Quote relating thereto, payable on the last day of such Interest Period and, if such Interest Period is more than 90 days, each day which occurs during such Interest Period every 90 days from the first day of such Interest Period; and

                  (v) NEGOTIATED BID LOANS. With respect to Negotiated Bid Loans, at the per annum interest agreed to by the Lender making such Loan and the Borrower with respect thereto, payable on the dates agreed to by the relevant Lender and the Borrower with respect thereto.

         SECTION 2.10 DEFAULT INTEREST. If the Borrower shall default in the payment of principal of any Loan becoming due hereunder (whether at stated maturity, by acceleration or otherwise) such principal amount shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) the Base Rate in effect from time to time plus two percent (2%) per annum and (y) in the case of a LIBO Rate Loan, Fixed Rate Loan or Negotiated Bid Loan, the rate of interest otherwise applicable to such Loan plus two percent (2%) per annum, or in the case of a Negotiated Bid Loan, as may otherwise have been agreed in writing by the Borrower and the relevant Lender.

         SECTION 2.11 INTEREST RATE DETERMINATION AND PROTECTION. (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent with respect to any Syndicated Borrowing hereunder.

         (b) Any change in the interest rate on a Base Rate Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change; PROVIDED, that any failure to do so shall not relieve the Borrower of any liability hereunder.

         (c) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

         SECTION 2.12 TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) The Commitments shall automatically terminate on the Maturity Date unless extended pursuant to Section 2.13.

         (b) The Borrower shall have the right, upon at least five (5) Business Days' prior written notice to the Administrative Agent and without penalty, to permanently terminate in whole or permanently reduce in part the Commitments, PROVIDED, that (i) each partial reduction of the Commitments shall be in the aggregate amount of $5,000,000 and in an integral multiple of $1,000,000, and
(ii) no such termination or reduction shall be made which would reduce the aggregate Commitments to an amount less than the aggregate outstanding principal amount of the then outstanding Loans.

         (c) Each reduction of the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of Commitments so terminated or reduced accrued through the date of such termination or reduction.

         SECTION 2.13 EXTENSION OF COMMITMENTS. (a) The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), given not more than sixty (60) days prior to any anniversary of the Closing Date while the Commitments are in effect, request that the Lenders extend the then scheduled Maturity Date (the "Existing Date") for an additional one-year period. Each Lender shall, by notice to the Borrower and the Administrative Agent given within fifteen (15) Business Days after receipt of such request, advise the Borrower whether or not such Lender consents to the extension request (and any Lender which does not respond during such 15-day period shall be deemed to have advised the Borrower that it will not agree to such extension).

         (b) In the event that, on the 15th Business Day receipt of the notice delivered pursuant to subsection (a) above, not all of the Lenders shall have agreed to extend their Commitments, the Borrower shall notify the consenting Lenders ("Consenting Lenders") of the amount of the Commitments of the non-extending Lenders ("Non-Consenting Lenders") and such Consenting Lenders shall, by notice to the Borrower and the Administrative Agent given within ten
(10) Business Days after receipt of such notice, advise the Administrative Agent and Borrower whether or not such Lender wishes to purchase all or a portion of the Commitments of the Non-Consenting Lenders (and any Lender which does not respond during such 10-Business Day period shall be deemed to have rejected such offer). In the event that more than one Consenting Lender agrees to purchase all or a portion of such Commitments, the Borrower and the Managing Agents shall allocate such Commitments among such Consenting Lenders so as to preserve, to the extent possible, the relative pro rata shares of the Consenting Lenders of the Commitments prior to such extension request. If

Consenting Lenders do not elect to assume all of the Commitments of the Non-Consenting Lenders, the Borrower shall have the right to arrange for one or more banks (any such bank being called an "New Lender"), to purchase the Commitment of any Non-Consenting Lender. Each Non-Consenting Lender shall assign its Commitment and the Loans outstanding hereunder to the Consenting Lender or New Lender purchasing such Commitment in accordance with Section 8.5, in return for payment in full of all principal, interest and other amounts owing to such Non-Consenting Lender hereunder, on or before the Existing Date and, as of the effective date of such assignment, shall no longer be a party hereto, provided that each New Lender shall be subject to the approval of the Managing Agents (which approval shall not be unreasonably withheld). If (and only if) Lenders (including New Lenders) holding Commitments representing at least 75% of the aggregate Commitments on the date of such extension request shall have agreed to such extension by the Existing Date (the "Continuing Lenders"), then (i) the Maturity Date shall be extended for an additional one year and (ii) the Commitment of any Non-Consenting Lender which has not been assigned to a Consenting Lender or a New Lender shall terminate (with the result that the amount of the aggregate Commitments shall be decreased by the amount of such Commitment), and all Loans of such Non-Consenting Lender shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Non-Consenting Lender hereunder, on the Existing Date applicable to such Lender without giving effect to any extension of the Maturity Date.

         (c) In the event that the Maturity Date of the Commitments has been extended as set forth above but any Non-Consenting Lender remains party to this Agreement with Commitments expiring on the Existing Date, the Borrower may, at any time prior to the ninetieth day following the effective date of such extension, arrange for one or more banks to purchase the Commitment and outstanding Loans of any such Non-Consenting Lender, with such bank, if not already a Lender hereunder, to be subject to the prior approval of the Administrative Agent (which approval shall not be unreasonably withheld), and such Non-Consenting Lender shall assign its Commitment and Loans to such bank. If any Non-Consenting Lender remains party to this Agreement at the time of any subsequent extension request by the Borrower, Continuing Lenders holding 100% of the previously extended Commitments must agree to any such extension request in order for any such further extension to be effective so that at no time shall there be more than two different maturity dates in effect with respect to this Agreement.

         (d) The effective date of any extension of the Maturity Date shall be the Existing Date. The Administrative Agent shall enter any modifications made to the Commitments pursuant to this Section 2.13 in the Register maintained pursuant to Section 8.5(c).

         SECTION 2.14 INCREASE OF COMMITMENTS. (a) The Borrower may from time to time, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the Commitments be increased by an amount that is not less than $50,000,000 and an integral multiple of $10,000,000 and that will not result in the Commitments exceeding $600,000,000. Each such notice shall set forth (i) the requested amount of the increase in the Commitments and (ii) the date on which such increase is to become effective (which shall be not fewer than forty-five (45) nor more than sixty (60) days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its ratable share, based on the pro rata amounts of the Commitments as of the date of the requested increase. Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than fifteen (15) Business Days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of fifteen (15) Business Days shall be deemed to have declined to increase its Commitment).

         (b) In the event that, on the 15th Business Day after the Borrower shall have delivered a notice pursuant to paragraph (a) above, the Lenders shall have agreed pursuant to paragraph (a) above to increase their Commitments by an aggregate amount less than the increase in the Commitments requested by the Borrower, the Borrower shall offer to the Lenders who have agreed to the ratable increase (the "Increasing Lenders"), the right to increase their Commitments by such unsubscribed amount. Each such Increasing Lender shall, by notice to the Borrower and the Administrative Agent given not more than ten (10) Business Days after such request, advise the Borrower whether it has elected to an additional increase of all or any portion of such unsubscribed amount (and any Increasing Lender that does not deliver such a notice within such period of ten (10) Business Days shall be deemed to have declined to further increase its Commitment). In the event that more than one Increasing Lender elects to further increase its Commitment, the Borrower and the Managing Agents shall allocate such additional amount so as to preserve, to the extent possible, the relative pro rata shares of the Increasing Lenders prior to such request. If the Increasing Lenders do not subscribe for the total unsubscribed amount, the Borrower shall have the right to arrange for one or more banks (any such bank being called an "Augmenting Lender") to extend Commitments in an aggregate amount equal to the unsubscribed amount, provided that each Augmenting Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld).

         (c) If (and only if) Lenders (including Augmenting Lenders) shall have agreed to increase their Commitments or to extend new Commitments in an aggregate amount not less than $50,000,000, such increases and such new Commitments shall become effective on the date specified in the notice delivered by the Borrower pursuant to paragraph (a); provided that the Borrower and any Augmenting Lender shall deliver such Notes, opinions, certificates and other documentation as may be requested by the Administrative Agent as of such date. The Administrative Agent shall enter any modifications made to the Commitments in the Register maintained pursuant to Section 8.5(c).

         SECTION 2.15 OPTIONAL PREPAYMENTS. (a) The Borrower shall have the right, upon same Business Day's notice to the Administrative Agent (received by 10:00 a.m. (New York City time)) with respect to Syndicated Borrowings comprised of Base Rate Loans and at least three (3) Business Days' prior written notice to the Administrative Agent with respect to Syndicated Borrowings comprised of LIBO Rate Loans and with respect to Competitive Bid Loans, to prepay the outstanding amount of such Syndicated Borrowings or Competitive Bid Borrowing, without premium or penalty, in whole or in part together with accrued interest to the date of such prepayment on the amount prepaid; PROVIDED, that any prepayment of any Syndicated Borrowing comprised of LIBO Rate Loans or Competitive Bid Borrowings shall be made on, and only on, the last day of an Interest Period for such Borrowing unless accompanied by any payment imposed in connection with such prepayment pursuant to Section 2.19; and PROVIDED, FURTHER, that each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 and in integral multiples of $1,000,000. The Borrower shall not have the right to prepay any Negotiated Bid Loan except as agreed by the relevant Lender.

         (b) Each notice of prepayment shall specify the prepayment date and the principal amount of the Borrowing (or portion thereof) to be prepaid and shall be irrevocable. The Administrative Agent shall promptly notify the Lenders of any notice received pursuant to this Section 2.15.

         SECTION 2.16 INABILITY TO DETERMINE INTEREST RATE. In the event that
(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable for any requested Interest Period with respect to a Syndicated Borrowing comprised of LIBO Rate Loans requested hereunder or (ii) the Required Lenders shall have informed the Administrative Agent in writing that the LIBO Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining its LIBO Rate Syndicated Loans during the Interest Period, the Administrative Agent shall forthwith give telecopy notice, confirmed in writing, of such determination to the Borrower and the Lenders at least one day prior to the first day of such Interest Period for such Syndicated Borrowing comprised of LIBO Rate Loans. If such notice is given, (x) any requested Syndicated Borrowing comprised of LIBO Rate Loans may be made as a Base Rate Borrowing if the Borrower wishes to make the Borrowing on such terms and so notifies the Administrative Agent; (y) any Base Rate Borrowings that were to have been Converted to Syndicated Borrowings comprised of LIBO Rate Loans shall be continued as Base Rate Borrowings and (z) any outstanding Syndicated Borrowings comprised of LIBO Rate Loans shall be Converted, on the last day of such Interest Period, to Base Rate Borrowings. Until such notice has been withdrawn by the Administrative Agent or the Required Lenders, as the case may be, no further Syndicated Borrowings comprised of LIBO Rate Loans shall be made or continued as such nor shall the Borrower have the right to Convert Base Rate Borrowings to Syndicated Borrowings comprised of LIBO Rate Loans.

         SECTION 2.17 INCREASED COSTS. (a) In the event that (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of the Eurocurrency Reserve Requirements) in or in the interpretation of any law or regulation or (ii) the compliance with any request or directive from any central bank or other Governmental Authority (whether or not having the force of law), made subsequent to the date hereof:

                  (x) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, the Notes or any LIBO Rate Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for taxes covered by Section 2.23 and changes in the rate of tax on the overall net income of such Lender);

                  (y) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBO Rate hereunder; or

                  (z) shall impose on any Lender any other condition;

and the result of any of the foregoing is to increase the cost of such Lender, by an amount which the Lender reasonably deems to be material, of making, Converting into, continuing or maintaining LIBO Rate Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay to such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled (with a copy to the Administrative Agent). A certificate setting forth in reasonable detail the calculation of any additional amounts payable pursuant to this section (PROVIDED, HOWEVER, that such certificate need not disclose information not made available to the public), submitted by any Lender to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for a period of one year.

         (b) In the event that any Lender shall have determined that the introduction of or any change (other than any change by way of imposition or increase of the Eurocurrency Reserve Requirements), in any law or regulation regarding capital adequacy or in the interpretation or application of or compliance by any Lender or any affiliate of a Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such affiliate's capital as a consequence of its obligations hereunder to a level below that which such Lender or such affiliate could have achieved but for such change or compliance (taking into consideration such Lender's or such affiliate's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which request shall set forth in reasonable detail the calculation of such additional amount; PROVIDED, HOWEVER, that such request need not disclose information not made available to the public), the Borrower shall pay to such Lender such additional amount as will compensate such Lender for such reduction.

         (c) Notwithstanding the foregoing, each Lender shall make written demand on the Borrower for indemnification or compensation pursuant to paragraphs (a) and (b) of this Section 2.17 within thirty (30) Business Days after such Lender receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such paragraphs. In the event that any Lender fails to give the Borrower the notice within the time limitation set forth in the preceding sentence, the Borrower shall have no obligation to pay such claim for indemnification or compensation accruing prior to the ninetieth (90th) day preceding such written demand. Nothing in this Agreement shall prevent any Lender from delivering successive demands for such indemnification or compensation pursuant hereto.

         (d) Each Lender agrees that it will use reasonable efforts to designate an alternate lending office with respect to any of its Loans affected by the matters or circumstances described in paragraphs (a) and (b) of this Section 2.17, Section 2.18 or Section 2.23 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to the Lender as determined by such Lender in its sole discretion.

         SECTION 2.18 ILLEGALITY. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make LIBO Rate Syndicated Loans or to continue to fund or maintain LIBO Rate Loans hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower (with a copy to the Administrative Agent), (i) any obligation of such Lender to make or maintain any LIBO Rate Loans and to Convert Base Rate Loans into LIBO Rate Syndicated Loans shall terminate, (ii) all LIBO Rate Syndicated Loans then outstanding, if any, shall be Converted automatically, on the last day of the Interest Period therefor, or within such earlier period as required by law, to Base Rate Loans, (iii) the Borrower shall forthwith prepay in full all LIBO Rate Competitive Bid Loans of such Lender then outstanding, together with interest accrued thereon, and (iv) if the result any of the foregoing is to increase the cost to such Lender by an amount which such Lender reasonably deems to be material, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which request shall set forth in reasonable detail the calculation of such additional amount; PROVIDED, HOWEVER, that such request need not disclose information not made available to the public) the Borrower shall pay to such Lender such additional amount.

         SECTION 2.19 INDEMNITY. The Borrower agrees to indemnify the Lenders and to hold the Lenders harmless from any actual and direct loss, cost or expense which the Lenders may sustain or incur as a consequence of (a) default by the Borrower in payment when due (at maturity, acceleration or otherwise) of the principal amount of or interest on any LIBO Rate Loan or Fixed Rate Loan,
(b) default by the Borrower in making a borrowing of, Conversion into or continuation of a LIBO Rate Loan or Fixed Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of LIBO Rate Loans or Fixed Rate Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by any Lender or from fees payable to terminate the deposits from which such funds were obtained; PROVIDED, that the foregoing indemnification shall not apply to any indirect, special, incidental or consequential damages. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         SECTION 2.20 PRO RATA TREATMENT. The parties agree that each Syndicated Borrowing, each payment or prepayment of principal of any Syndicated Borrowing, each payment of interest on the Syndicated Loans, each payment of the Facility Fees with respect to each Lender's Commitment, each reduction of the Commitments and each refinancing of any Borrowing with a Syndicated Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Syndicated Loans) after giving effect to any payment or prepayment or termination or assignment of a Lender's Commitment pursuant to this Agreement; provided that, in the event of any reallocation of Commitment percentages due to a non-ratable increase pursuant to Section 2.14, payments of any Syndicated Borrowings shall be allocated among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Loans comprising such Syndicated Borrowing. Each payment of principal of any Competitive Bid Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Bid Loans comprising such Borrowing. Each payment of interest on any Competitive Bid Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Bid Loans comprising such Borrowing. Each payment of principal and interest on any Negotiated Bid Loan shall be made solely to the Lender making such Loan on the terms and conditions as shall be agreed to by the Borrower and such Lender. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Bid Borrowing or Negotiated Bid Loan shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Bid Borrowing or such Negotiated Bid Loan) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.21 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or through a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Syndicated Loan or Loans as a result of which the unpaid principal portion of the Syndicated Loans, as applicable, of such Lender shall be proportionately less than the unpaid principal portion of the Syndicated Loans, as applicable, of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Syndicated Loans of such other Lender, so that the aggregate unpaid principal amount of the Syndicated Loans and participations in the Syndicated Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Syndicated Loans then outstanding as the principal amount of its Syndicated Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Syndicated Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.21 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Syndicated Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Syndicated Loan directly to the Borrower in the amount of such participation.

         SECTION 2.22 PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Loan or any Facility Fees or other amounts) hereunder (other than with respect to any Negotiated Bid Loan) not later than 3:00 p.m. (New York City) time on the date when due in dollars to the Administrative Agent in immediately available funds. The Borrower shall make each payment in respect of a Negotiated Bid Loan, including any such Loan denominated in a currency other than United States dollars, not later than 3:00 p.m. (local time at the place of payment) on the day when due to or for the account of the Lender making such Loan at such location as agreed by the Borrower and such Lender in connection with the making of such Negotiated Bid Loan and in such funds as are at the time customary in such location for the settlement of international transactions in such currency, or upon such other terms as such Lender and the Borrower shall agree in connection with the making thereof.

         (b) Whenever any payment hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or Facility Fees, as applicable.

         (c) All computations of interest in respect of any Syndicated Loans or Competitive Bid Loans shall be made by the Lenders on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         (d) All computations of interest in respect of any Negotiated Bid Loan shall be on such basis as the Lender making such Loan and the Borrower shall agree in connection with the arrangement thereof, but, in the event of any dispute, shall be on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) elapsed.

         (e) All computations of Facility Fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such Facility Fees are payable.

         (f) For purposes of this Article 2, the equivalent in United States Dollars (the "Dollar Equivalent") of any Negotiated Bid Loan in a currency other than United States Dollars shall be determined using the rate therefor (the "Relevant Rate") agreed to between the Borrower and the Lender in connection with the arrangement of such Negotiated Bid Loan.

         SECTION 2.23 TAXES. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes (including without limitation, withholding taxes), levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent, any Managing Agent or any Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, any Managing Agent or any Lender as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent, any Managing Agent or any Lender (excluding a connection arising solely from the Administrative Agent, such Managing Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any of the Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, any Managing Agent or any Lender hereunder or under any of the Notes, the amounts so payable to the Administrative Agent, such Managing Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, such Managing Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower as promptly as possible thereafter the Borrower shall send to the Administrative Agent and the relevant Managing Agent or Lender a copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, any Managing Agent or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, any such Managing Agent and any such Lender for any incremental taxes, interest or penalties that may become payable by any of them as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for a period of one year.

         (b) If any Lender is not incorporated under the laws of the United States of America or a state thereof, such Lender agrees that it will deliver to the Borrower (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower. Each such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         SECTION 2.24 ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.17 or 2.18, or the Borrower shall be required to make additional payments to any Lender under Section 2.23, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.5) all its interests, rights and obligations under this Agreement to another financial institution selected by the Borrower with the consent of the Managing Agents (which consent will not be unreasonably withheld) which financial institution shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder or under the Notes, including without limitation all amounts owing to such Lender pursuant to Section 2.19.


                                    ARTICLE 3

                              CONDITIONS OF LENDING
                              ---------------------

         SECTION 3.1 INITIAL CONDITIONS PRECEDENT. The obligation of each Lender to make its initial Syndicated Loan and the right of the Borrower to request the making of the initial Negotiated Bid Loan or Competitive Bid Loan are subject to the conditions precedent that the Administrative Agent shall have received on or before the earlier of the date of the initial Syndicated Loan or the making of the initial Negotiated Bid Loan or Competitive Bid Loan the following, each in form and substance satisfactory to the Lenders:

         (a) A duly executed counterpart of this Agreement;

         (b) The Notes of the Borrower, each duly executed and delivered by the Borrower;

         (c) A duly executed certificate of the Secretary or Assistant Secretary of the Borrower which certificate shall certify: (i) the names and true signatures of the officers of the Borrower, authorized to sign this Agreement, the Notes and the other documents contemplated hereby; (ii) the by-laws of the Borrower; and (iii) a copy of the resolutions of the Borrower's Board of Directors, which shall be attached to such certificate and which such certificate shall state have not been amended, modified, revoked or rescinded, authorizing (a) the execution, delivery and performance of this Agreement and the Notes and (b) the Borrowings contemplated hereunder;

          (d) A copy of the Certificate of Incorporation of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware;

          (e) A good standing certificate for the Borrower certified as of a recent date by the Secretaries of State of Delaware and Florida;

          (f) A favorable opinion of Sullivan & Cromwell, counsel to the Borrower, substantially in the form of EXHIBIT F-1 attached hereto, and a favorable opinion of corporate counsel to the Borrower, substantially in the form of EXHIBIT F-2 attached hereto;

          (g) A certificate signed by a duly authorized officer of the Borrower substantially in the form of EXHIBIT G attached hereto, stating that:

                  (i)  The representations and warranties contained in Section
          4.1 hereof are true and correct on and as of the Effective Date as though made on and as of such date;

                 (ii) To the best of such officer's knowledge, no event has occurred and is continuing which constitutes a Default or an Event of Default; and

                (iii) The Existing Credit Facilities have been paid in full and canceled as of the Effective Date;

          (h) Evidence satisfactory to the Managing Agents of the termination of the Existing Credit Facilities and repayment of any outstanding indebtedness thereunder; and

          (i) Payment to the Managing Agents and their Affiliates of any fees agreed to be paid by the Borrower in connection with the structuring and syndication of the Commitments.

         SECTION 3.2 CONDITIONS PRECEDENT TO EACH LOAN; REPRESENTATIONS AND WARRANTIES. The obligation of each Lender to make any Loan shall be subject to the further conditions precedent that on the date of such Loan the following statements shall be true, and the acceptance by the Borrower of the proceeds of any Loan shall be deemed to constitute a representation and warranty by the Borrower that, as of the date of such Loan, the following statements are, respectively, true:

          (a) The representations and warranties contained in Section 4.1 (other than, in the case of any Loan made after the Effective Date, the second sentence of Section 4.1(e)) are correct on and as of the date thereof as though made on and as of such date;

          (b) No event has occurred and is continuing, or would result from such Loan, which constitutes a Default or an Event of Default; and

          (c) After giving effect to the making of such Loan, the aggregate principal amount of all Loans outstanding owing to the Lenders under this Agreement will not exceed the aggregate amount of the Commitments at such time.

         In addition to the foregoing, on any Borrowing Date with respect to any Loan requested by the Borrower when the outstanding principal amount of the Loans (either before or after giving effect to such Loan) exceeds seventy-five percent (75%) of the aggregate Commitments, the Borrower shall deliver to the Administrative Agent a certificate signed by a duly authorized officer of the Borrower indicating the outstanding amount of all Negotiated Bid Loans, including the currency and Relevant Rate with respect thereto, and certifying that the statement in subsection 3.2(c) is true and correct.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

         (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing under the laws of the State of Florida.

         (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the (i) Borrower's charter or by-laws or (ii) applicable law or (iii) any material contractual restriction binding on or affecting the Borrower.

         (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for the due execution, delivery and performance by the Borrower of this Agreement and the Notes.

         (d) This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         (e) The consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 1996, and the related statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP consistently applied. Since June 30, 1996, there has been no material adverse change in such condition or operations.

         (f) Except as set forth on SCHEDULE 4.1, there is no pending or, to the Borrower's knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which would reasonably be expected to have a Material Adverse Effect.

         (g) The Borrower is not engaged in the business of extending credit or in the business of purchasing or carrying Margin Stock, and the borrowings hereunder will not be used for the purpose of purchasing or carrying Margin Stock.

         (h) No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has, during this five-year period, complied in all material respects with the applicable provisions of ERISA and the Code. There is no outstanding Lien under ERISA or the Code with respect to any Plan. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvency.

         (i) To the Borrower's knowledge, each of the representations and warranties set forth in paragraphs (i) through (v) of this paragraph is true and correct with respect to each parcel of real property owned or operated by the Borrower and its Subsidiaries (the "Properties"), except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect:

                  (i) The Properties do not contain, and have not previously contained, in, on, or under such Properties, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws.

                  (ii) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

                  (iii) Neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivery to the Borrower or any of its Subsidiaries of any such notice.

                  (iv) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location.

                  (v) There are no governmental, administrative actions or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of the Properties.

         (j) The aggregate principal amount of Loans outstanding to the Lenders under the Commitments (including all Competitive Bid Loans and Negotiated Bid Loans outstanding thereunder) does not exceed the aggregate amount of the Commitments.

                                    ARTICLE 5

                            COVENANTS OF THE BORROWER
                            -------------------------

         SECTION 5.1 AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Required Lenders shall otherwise consent in writing:

         (a) TANGIBLE NET WORTH. Maintain at all times a Tangible Net Worth of not less than $900,000,000.

         (b) TOTAL DEBT TO TOTAL CAPITALIZATION. Maintain at all times a ratio, expressed as a percentage, of Total Debt to Total Capitalization of not greater than 50%, calculated on a consolidated basis.

         (c) CORPORATE EXISTENCE. Maintain its corporate existence and good standing in its jurisdiction of incorporation and its qualification and good standing in all jurisdictions where failure to so qualify would have a Material Adverse Effect.

         (d) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders where the failure to so comply would have a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent otherwise permitted by Section 5.1(j).

         (e) REPORTING REQUIREMENTS. Furnish to the Administrative Agent (with sufficient copies for distribution to each Lender): (i) as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and related statements of income, cash flows and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by an authorized financial officer of the Borrower; (ii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing financial statements for such year certified in a manner acceptable to the Managing Agents by Ernst & Young, LLP, or other independent public accountants acceptable to the Managing Agents; (iii) promptly after sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; PROVIDED, that the Borrower shall not be required to furnish copies of registration statements filed on Form S-8, or exhibits to the reports and registration statements referred to in this clause (iii); (iv) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower or any Subsidiary files under ERISA with the PBGC or the United States Department of Labor or which the Borrower or any Subsidiary receives from the PBGC; PROVIDED, that the Borrower shall not be required to furnish copies of the reports and notices referred to in this clause (iv) until such time as the aggregate unfunded vested liabilities under all plans maintained for employees of the Borrower and its Subsidiaries and covered by Title IV of ERISA exceed four percent (4%) of the Borrower's total shareholders' equity as reflected in the financial statements most recently furnished by the Borrower to the Lenders pursuant to this Section 4.1(e); (v) promptly subsequent to the rendering thereof, notice of the rendering against the Borrower or any of its Subsidiaries of any final judgment or order for the payment of money in excess of Twenty-Five Million Dollars ($25,000,000) (or its equivalent in another currency), together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto; (vi) promptly, notice of any Event of Default or any Default hereunder, together with a description in reasonable detail of the relevant circumstances and the action which the Borrower proposes to take in response thereto; and (vii) such other information respecting the conditions or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request.

         (f) CERTIFICATES. Furnish to the Administrative Agent (in sufficient copies for distribution to each Lender), concurrently with the delivery of the financial statements referred to in Subsection 5.1(e)(ii), a certificate of a Responsible Officer (i) stating that, to the officer's knowledge, the Borrower during such period has in all material respects observed or performed all of its covenants and other agreements and satisfied every condition, contained in this Agreement and in the Notes to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any

Event of Default except as specified in such certificate, and (ii) showing in reasonable detail the calculation supporting such statement in respect of subsections 5.1(a) and (b) and subsections 5.2(b)(xiii) and (c).

         (g) COVENANT TO SECURE NOTES EQUALLY. Without affecting the obligations of the Borrower under Section 5.2(b), if the Borrower shall create, assume, incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained from the Required Lenders pursuant to Section 8.1), it shall make or cause to be made effective provisions whereby the Obligations shall be secured by such Lien equally and ratably with any and all other Debt or other obligations thereby secured, and such security shall be created and conveyed by documentation satisfactory in scope, form and substance to the Managing Agents and shall continue in full force and effect until the same is released by the Lenders, for as long as the Debt or other obligations are secured thereby and in any case the Obligations shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable lien on such property or assets equally and ratably securing the Obligations.

         (h) PROPERTY. Maintain all of its property in good repair, working order and condition, reasonable wear and tear excepted, and from time to time to make all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times, and cause its Subsidiaries to do so, except where the failure to make such repairs, renewals, replacements, betterments or improvements would not, in the aggregate, have a Material Adverse Effect.

         (i) INSURANCE. Keep, and cause each of its Subsidiaries to keep, all of its insurable properties insured against loss or damage by theft, fire, smoke, sprinklers, riot and explosion, such insurance to be in such form, in such amount and against such other risks and hazards as are customarily maintained by other Persons operating similar businesses and having similar properties in the same general areas in which the Borrower and its Subsidiaries own property.

         (j) TAXES. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all known lawful claims which, if unpaid, might by law become a Lien upon its property; PROVIDED, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge (x) any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and for which adequate reserves have been provided in accordance with GAAP or (y) any such taxes or assessments levied by foreign governments if, in the opinion of the Board of Directors of the Borrower, payment thereof shall no longer be advantageous to the Borrower or such Subsidiary in the conduct of its business and the failure to so pay would not in the aggregate have a Material Adverse Effect.

         (k)      ENVIRONMENTAL LAWS.

                  (i) Comply with, and ensure compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registration or permits required by Environmental Laws, and cause each of its Subsidiaries to do so, except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect;

                  (ii) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, and cause each of its Subsidiaries to do so except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably expected to have a Material Adverse Effect; and

                  (iii) Defend, indemnify and hold harmless the Agents and each Lender, and their respective employees, agents, officers and directors, from and against any actual and direct claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor; PROVIDED, that the indemnification provided for by this paragraph shall survive the repayment of the Notes and the termination of the Commitments for a period of five (5) years.

         (l) Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

         SECTION 5.2 NEGATIVE COVENANTS. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, without the written consent of the Required Lenders:

         (a) MERGER, CONSOLIDATION AND SALE OF ASSETS. Merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Material Subsidiaries (or any group of its Subsidiaries which taken as a whole would constitute a Material Subsidiary) to do so, except that any such Subsidiary may merge into or consolidate with or transfer assets to the Borrower or any other such Subsidiary and the Borrower may merge with any other Person provided in each case that, immediately thereafter and giving effect thereto, no event shall have occurred and be continuing which constitutes a Default or an Event of Default and, in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving corporation.

         (b) LIENS. Create, assume, incur or suffer to exist, or allow any Material Subsidiary to create, assume, incur or suffer to exist, any Lien on any of its property or assets or any shares of capital stock or indebtedness of any Material Subsidiary, whether nor owned or hereafter acquired, or assigned, except:

                  (i) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

                  (ii) Liens in respect of property or assets of the Borrower or any Material Subsidiary imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operations of the business of the Borrower or any Material Subsidiary or (y) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Closing Date and disclosed on
         SCHEDULE 5.2 hereto;

                  (iv) any Lien existing prior to the time of acquisition (other than Liens created, assumed or incurred in anticipation of acquisition) upon any property acquired by the Borrower or any Material Subsidiary through purchase, merger or consolidation or otherwise, if the payment of the indebtedness secured thereby or interest thereon will not become, by assumption or otherwise, a personal obligation of the Borrower or a Material Subsidiary;

                  (v) any Lien placed upon property hereafter acquired by the Borrower or any Material Subsidiary or placed upon any equipment, land, buildings, or other properties purchased or constructed which secures Debt incurred for its purchase or construction; PROVIDED, that (a) such Lien shall cover only hereafter acquired property or property on which construction occurs, and (b) any such Lien shall be created within six months of the acquisition of such property; and PROVIDED, FURTHER, that the amount of Debt secured by any such Lien shall not exceed 100% of the lesser of the fair market value or the cost of the encumbered property, equipment, land or building, or construction costs, as the case may be;

                  (vi) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Borrower or a Material Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions, social security or similar matters;

                  (vii) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed and adequate reserves have been established in accordance with GAAP;

                  (viii) easements or similar encumbrances, the existence of which does not impair the use or value of the property subject thereto for the purposes for which it is held or was acquired;

                  (ix) leases and landlords' Liens on fixtures and movable property (other than computer equipment) located on premises leased in the ordinary course of business, so long as the rent secured by said fixtures and movable property is not in default;

                  (x) Liens consisting of leases (whether "true" leases or capitalized leases) of computer equipment entered into in the ordinary course of business after the date hereof;

                  (xi) Liens, pledges or deposits made in connection with Governmental Contracts insofar as such Liens, pledges or deposits relate to property manufactured, installed, constructed, acquired or to be supplied by, or property furnished to, the Borrower or a Material Subsidiary pursuant to, or to enable the performance of, such Government Contracts, or property the manufacture, installation, construction or acquisition of which any government or any department or agency thereof finances or guarantees the financing of, pursuant to, or to enable the performance of, such Government Contracts; or deposits or Liens, made pursuant to such Government Contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such Government Contracts, or of or upon any materials or supplies acquired for the purposes of the performance of such Government Contracts; or the assignment or pledge to any Person, to the extent permitted by law, of the right, title and interest of the Borrower or a Material Subsidiary in and to any Government Contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred and owing to such Person for funds or other property supplied, constructed or installed for or in connection with the performance by the Borrower or such Subsidiary of its obligations under such Government Contract;

                  (xii) any mortgage or other Lien in favor of the United States of America or any State thereof, or political subdivision of the United States of America or any State thereof, or any department, agency or instrumentality of the United States of America or any State thereof, or any such political subdivision, to secure Debt incurred for the purpose of financing the acquisition, construction or improvement of all or any part of the property subject to such mortgage or other Lien; PROVIDED, that (a) such Lien shall cover only such acquired property or property on which construction of improvements occurs, and
         (b) any such Lien shall be created within six months of the acquisition of or construction or improvement on such property; and PROVIDED, FURTHER, that the amount of Debt secured by any such Lien shall not exceed 100% of the lesser of the fair market value or the cost of the encumbered property, equipment, land or building, as the case may be; and

                  (xiii) any Lien other than Permitted Liens, PROVIDED that the sum of (x) the aggregate amount of Debt secured by all such Liens permitted under this clause (xiii), (y) the aggregate monetary obligations in respect of transactions permitted pursuant to the proviso of Section 5.2(c) and (z) the aggregate face amount of all receivables of the Borrower and its Subsidiaries at any time sold (whether or not accounted for as a sale or as a financing under GAAP) and currently outstanding, shall not at any time exceed twenty-five percent (25%) of Total Capitalization.

         (c) SALE AND LEASEBACK. Enter into any arrangement for a term exceeding three (3) years with any investor or to which such investor is a party providing for the leasing by the Borrower or any Material Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Material Subsidiary of the Borrower to such investor or to any Person to whom funds have been or are to be advanced by such investor on the security of such property or rental obligations of the Borrower or any Material Subsidiary; PROVIDED, that the Borrower or any Material Subsidiary may enter into any such arrangement if the sum of (i) the aggregate monetary obligations in respect of all such transactions, including, without limitation, the proposed sale-leaseback transaction, (ii) the aggregate amount of Debt secured by any Liens permitted by Section 5.2(b)(xiii), and (iii) the aggregate face amount of all receivables of the Borrower or any of its Subsidiaries at any time sold (whether or not accounted for as a sale or as a financing under GAAP) and currently outstanding, shall not exceed twenty-five percent (25%) of Total Capitalization.


                                    ARTICLE 6

                                EVENTS OF DEFAULT
                                -----------------

         SECTION 6.1 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay any amount of principal of any Loan when due; or

         (b) The Borrower shall fail to pay any interest on any Loan when due and such failure shall remain unremedied for five (5) days; or

         (c) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

         (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

         (e) The Borrower or any of its Subsidiaries shall (i) fail to make any payment on account of any Debt (excluding Debt evidenced by the Notes) or Hedging Arrangement having an outstanding principal amount (or notional amount in the case of a Hedging Arrangement) of $25,000,000 or more of the Borrower or such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether at scheduled maturity, upon required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Hedging Arrangement, or (ii) fail to perform or observe any term, covenant, condition on its part to be performed or observed under any agreement or instrument relating to any such Debt (but not including Hedging Arrangements) when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment and other than as a consequence of the sale, pledge or other disposition by the Borrower of Margin Stock), prior to the stated maturity thereof; or

         (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period in excess of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) A final judgment or order known to the Borrower for the payment of money in excess of $25,000,000 (or its equivalent in another currency) shall be rendered against the Borrower or any of its Subsidiaries and not paid and either
(i) enforcement proceedings shall have been commenced upon such judgment or order and such proceedings are not being contested in good faith or (ii) a stay of enforcement of such judgment or order or similar relief, by reason of a pending appeal or otherwise, shall not be in effect with respect to such judgment or order for any period of ten (10) consecutive days; PROVIDED, that the circumstances described in clause (i) or (ii), above, as to such a judgment or order which is rendered by any foreign Governmental Authority and which has not been confirmed in any way by any United States Governmental Authority shall not give rise to any Event of Default under this subsection (g) if the Lenders shall have been furnished (promptly after the Borrower shall have knowledge of the commencement of any such proceedings or any such ten (10) day period and promptly upon obtaining knowledge of any material change in such circumstances) with a copy (certified by the Secretary or an Assistant Secretary of the Borrower) of a resolution adopted by the Board of Directors or the Executive Committee of the Board of Directors of the Borrower to the effect that, having considered the advice of counsel, it has been determined to be in the best interests of the Borrower to permit such circumstances to exist and directing the appropriate officers of the Borrower to notify the Lenders of all material developments relating to such judgment or order (including any significant modification of such determination); or

         (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan,
(iii) a Reportable Event shall occur with respect to any Single Employer Plan, or proceedings shall commence to have any Single Employer Plan terminated or to have a trustee appointed, or a trustee shall be appointed, to administer any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Managing Agents, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title
IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Managing Agents is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (f) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other Obligations of the Borrower accrued under this Agreement, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and with respect to any event with respect to the Borrower described in paragraph (f) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other Obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding. Except as expressly provided above in this section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                                    ARTICLE 7

                              ADMINISTRATIVE AGENT
                              --------------------

         Each of the Lenders, the Documentation Agent, the Managing Agents and the Co-Agents hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise by the Required Lenders in writing, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, when expressly required hereby, all of the Lenders) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or an Event of Default unless and until written notice thereof is given to the

Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Managing Agents and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Managing Agents, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an affiliate of any such bank, having a combined capital and surplus of at least $500,000,000 or an affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.4 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. No additional managing agents or co-agents shall be appointed without the prior approval of the Managing Agents.

         Each Lender agrees (i) to reimburse the Administrative Agent and the Documentation Agent, on demand, in the amount of its pro rata share (determined based on the relative percentage of each Lender's Commitment to the total Commitments last in effect hereunder prior to the incurrence of such expense) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent and the Documentation Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent, the Documentation Agent and each Managing Agent and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata shares, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of them in their capacity as the Administrative Agent, the Documentation Agent or a Managing Agent, as applicable, or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent, the Documentation Agent or any Managing Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, such Managing Agent or any of their directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Managing Agents, the Co-Agents, the Syndication Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Managing Agents, the Co-Agents, the Syndication Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

         Each of the Lenders hereby designates the Documentation Agent and the Managing Agents as their agents and acknowledges that each shall have no duties under this Agreement whatsoever except as explicitly set forth herein and that each shall be entitled to all protections afforded the Administrative Agent under this Article 7.

         None of the Lenders identified herein as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. The Syndication Agent shall have no right, power, obligation, liability, responsibility or duty under the Agreement whatsoever and shall not be deemed to be a "Lender" hereunder.

                                    ARTICLE 8

                                  MISCELLANEOUS
                                  -------------

         SECTION 8.1 WAIVERS AND AMENDMENTS. (a) No failure or delay of the Administrative Agent, any other Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the other Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease the Facility Fees of any Lender without the prior written consent of such Lender or (iii) amend or modify the provisions of Section 8.4, Section 8.7, the provisions of this Section or the definition of "Required Lenders" or
Article 3 without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Documentation Agent or the Managing Agents hereunder without the prior written consent of the Managing Agents, the Documentation Agent or the Administrative Agent, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section.

         SECTION 8.2 NOTICES. Except as expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows (or to such other address as may be hereafter notified by the respective parties hereto and any future holder of any Note):

         (a) if to the Borrower, to it at 1025 W. NASA Boulevard, Melbourne, Florida 32919, Attention: Treasurer (Telecopy No.: (407) 727-9284);

         (b) if to the Administrative Agent or to Chase as Managing Agent, to it at Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Archie Rigopoulis (Telecopy No. (212) 622-0002), with a copy to The Chase Manhattan Bank; 1 Chase Manhattan Plaza, New York, New York 10081,
Attention: John Huber (Telecopy No. (212) 552-4266).

         (c) if to the Documentation Agent or to SunTrust as Managing Agent, to it at P.O. Box 4418, Center No. 126, Atlanta, Georgia 30302, Attention: David W. Penter (Telecopy No.: (404) 588-8833);

         (d) if to Bank of America as Managing Agent, to it at 1230 Peachtree Street, 38th Floor, Atlanta, Georgia 30309, Attention: Laurens Schaad (Telecopy No. (404) 249-6938); and

         (e) if to a Lender, to it at its address (or telecopy number) set forth on SCHEDULE 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto;

PROVIDED THAT any notice, request or demand to or upon the Administrative Agent pursuant to Article 2 shall not be effective until received.

         SECTION 8.3 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigations made by the Lenders or on their behalf, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated.

         SECTION 8.4 PAYMENT OF EXPENSES AND TAXES; INDEMNITY. (a) The Borrower agrees (i) to pay or reimburse each of the Administrative Agent, the Documentation Agent and the Lenders for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, and any other documents prepared in connection herewith or therewith, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Documentation Agent and the Lenders or the costs of services allocated to in-house counsel to the Administrative Agent, the Documentation Agent and the Lenders, and (ii) to pay, indemnify, and hold each of the Administrative Agent, the Documentation Agent and the Lenders harmless from any and all recording and filing fees and any and all actual and direct liabilities with respect to, or resulting from any delay in paying stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, and any such other documents.

         (b) The Borrower agrees to indemnify each Managing Agent, the Administrative Agent, the Documentation Agent, the Syndication Agent, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of or in connection with (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, (ii) the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (iii) the use of the proceeds of the Loans or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, and including any legal action by the Borrower against an Indemnitee (unless the Borrower prevails); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct, breach of this Agreement or violation of applicable law of such Indemnitee or (y) are the result of claims of Lenders against other Lenders not attributable to the Borrower's actions and for which the Borrower otherwise has no liability.

         (c) The provisions of this Section 8.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Managing Agents, the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender. All amounts due under this Section 8.4 shall be payable on written demand therefor.

         SECTION 8.5 ASSIGNMENTS AND PARTICIPATIONS.

         (a) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an affiliate of a Lender, the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed; provided that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing), (ii) each such assignment shall be of a constant percentage of all the assigning Lender's rights and obligations under the Commitments and Loans, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero, and (iv) parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance and a processing and recordation fee of $3,000. Upon acceptance and recording pursuant to paragraph (c) of this Section 8.5, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19, 2.23 and 8.4, as well as to any Facility Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Bid Loans or Negotiated Bid Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement. In connection with any assignment pursuant hereto, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements to deliver new Notes from the Borrower to the transferor Lender and the transferee to evidence their relative Commitments.

         (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans thereunder, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant hereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Documentation Agent, the Managing Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (c) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (a) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower.

         (e) Each Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loans owing to such Lender, any Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by any Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement or any Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, 2.19, 2.23 and 8.4 with respect to its participation in the Commitment or Commitments and the Loans outstanding from time to time; PROVIDED, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the Lender which sold it the participation would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred.

         (f) The Borrower authorizes each Lender to disclose to any Participant or prospective Participant or assignee or prospective assignee any and all financial and other information in such Lender's possession concerning the Borrower, its Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower, its Subsidiaries and its Affiliates prior to becoming a party to this Agreement.

         (g) If, pursuant to this section, any interest in this Agreement or a
Note is transferred to any assignee or Participant which is organized under the laws of any jurisdiction other than the United States or any state thereof, the Lender making such assignment or selling such participation shall cause such assignee or Participant, as the case may be, concurrently with the effectiveness of such transfer, (i) to represent to such Lender (for the benefit of such Lender and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Borrower (or such Lender in the case of a Participant) with respect to any payments to be made to such assignee Participant in respect of the Loans, (ii) to furnish to such Lender either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such assignee or Participant claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of such Lender and the Borrower) to provide such Lender (in the case of a Participant) or the Borrower (in the case of an assignee) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments, duly executed and completed by such Participant or assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption (with the express understanding that an assigning Lender shall have no responsibility for the compliance of the assignee with any such agreement following the effective date of the assignment).

         (h) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         SECTION 8.6 RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the declaration of any Loan to be due and payable pursuant to the provisions of Section 6.1, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but not including custodial or fiduciary deposits) at any time held and other indebtedness at any time owing by any Lender or any affiliate of any Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not the Administrative Agent or any Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders or the Administrative Agent may have.

         SECTION 8.7 BINDING EFFECT. This Agreement shall become effective as of the date first above written and when the conditions set forth in Section 3.1 shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign or transfer any of its rights or obligations hereunder or any interest herein without the prior written consent of each of the Lenders.

         SECTION 8.8 APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

         SECTION 8.9 INTEREST LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         SECTION 8.10 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

         SECTION 8.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 8.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8.13 INTEGRATION. This Agreement represents the entire agreement of the Borrower, the Administrative Agent, the Documentation Agent, the Managing Agents, the Co-Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent, the Documentation Agent, the Managing Agents, the Co-Agents or the Lenders relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

         SECTION 8.14 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.2 or at such other address of which the Administrative Agent and the Lenders shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this section any special, exemplary, punitive or consequential damages.

         SECTION 8.15 WAIVER OF JURY TRIAL. Each of the Borrower, the Administrative Agent, the Managing Agents and the Lenders hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation (whether sounding in tort, contract or otherwise) directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.15.

         SECTION 8.16 TELEPHONE NOTICE. To the extent that telephonic notice is provided for herein, the Administrative Agent and each Lender are authorized to rely on instructions received by telephone from persons that the Administrative Agent and such Lender believes in good faith to be authorized to give such instructions hereunder. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower or any other Person as a result of any act or omission by the Administrative Agent or any Lender in accordance with such instructions; provided, that the foregoing shall not apply in the event of the Administrative Agent's or such Lender's gross negligence or willful misconduct.

                       [SIGNATURES SET FORTH ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     BORROWER:

                                     HARRIS CORPORATION


                                     By: /s/ D. S. Wasserman
                                         --------------------------------------
                                         David S. Wasserman
                                         Vice President - Treasurer

                                     AGENTS:

                                     THE CHASE MANHATTAN BANK, as
                                      Administrative Agent and Managing Agent


                                     By: /s/ John J. Huber
                                         --------------------------------------
                                         John J. Huber III
                                         Managing Director

                                     SUNTRUST BANK, ATLANTA, as Documentation
                                      Agent and Managing Agent

                                     By:  /s/ David W. Penter
                                         --------------------------------------
                                         David W. Penter
                                         Group Vice President

                                     BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION, as Managing
                                      Agent

                                     By:  /s/ Laurens F. Schaad, Jr.
                                         --------------------------------------
                                         Laurens F. Schaad, Jr.
                                         Vice President

                                     B.A. SECURITIES, INC., as Syndication Agent

                                     By:  /s/ Robert Karen
                                         --------------------------------------
                                         Robert Karen
                                         Vice President

                                     CO-AGENTS:

                                     ABN AMRO BANK N.V., ATLANTA AGENCY
                                       as Co-Agent


                                     By: /s/ Steven J. HIPSMAN
                                         --------------------------------------
                                         Steven Hipsman
                                         Vice President


                                     By: /s/ Larry K. Kelley
                                         --------------------------------------
                                         Larry Kelley
                                         Group Vice President


                                     WACHOVIA BANK OF GEORGIA,
                                       NATIONAL ASSOCIATION, as Co-Agent


                                     By: /s/ Tammy Hughes
                                        ---------------------------------------
                                        Tammy Hughes
                                        Title:



COMMITMENT:                          LENDERS:

$31,250,000                          BANK OF AMERICA NATIONAL
                                       TRUST AND SAVINGS ASSOCIATION


                                     By: /s/ Laurens F. Schaad, Jr.
                                         --------------------------------------
                                         Laurens F. Schaad, Jr.
                                         Vice President

$31,250,000                          THE CHASE MANHATTAN BANK

                                     By: /s/ John J. Huber
                                        ---------------------------------------
                                        John J. Huber III
                                        Managing Director

COMMITMENT:                          LENDERS:

$31,250,000                          SUNTRUST BANK, ATLANTA


                                     By: /s/ David W. Penter
                                        ---------------------------------------
                                        David W. Penter
                                        Group Vice President


                                     By: /s/ Thomas R. Banks
                                        ---------------------------------------
                                        Thomas R. Banks
                                        Banking Officer


$31,250,000                          ABN AMRO BANK N.V., ATLANTA
                                       AGENCY


                                     By: /s/ Steven J. Hipsman
                                        ---------------------------------------
                                        Steven Hipsman
                                        Vice President


                                     By: /s/ Larry K. Kelley
                                        ---------------------------------------
                                        Larry Kelley
                                        Group Vice President


$31,250,000                           WACHOVIA BANK OF GEORGIA,
                                       NATIONAL ASSOCIATION


                                      By: /s/ Tammy Hughes
                                         --------------------------------------
                                         Tammy Hughes
                                         Title:

$18,750,000                            MELLON BANK, N.A.


                                       By: /s/ Clifford A. Mull
                                         --------------------------------------
                                         Clifford A. Mull
                                         Assistant Vice President

COMMITMENT:                           LENDERS:

$18,750,000                           NATIONAL CITY BANK


                                      By: /s/ Diego Tobon
                                          -------------------------------------
                                          Diego Tobon
                                          Vice President

$18,750,000                           ROYAL BANK OF CANADA


                                      By: /s/ Michael Korine
                                          -------------------------------------
                                          Michael Korine
                                          Senior Manager

$12,500,000                           AUSTRALIA AND NEW ZEALAND
                                        BANKING GROUP LIMITED


                                      By: /s/ Kyle Loughlin
                                          -------------------------------------
                                          Kyle Loughlin
                                          Vice President


$12,500,000                           BANCA COMMERCIALE ITALIANA -
                                       NEW YORK BRANCH


                                      By: /s/ Charles Dougherty
                                          -------------------------------------
                                          C. Dougherty
                                          Vice President

                                      By: /s/ B. Carlson
                                          -------------------------------------
                                          B. Carlson
                                          Assistant Vice President

$12,500,000                           BANCA NAZIONALE DEL LAVORO
                                       S.P.A., NEW YORK BRANCH


                                       By: /s/ Giulio Giovine/Giuliano Violetta
                                           ------------------------------------
                                           Giulio Giovine/Giuliano Violetta
                                           Vice President/First Vice President

COMMITMENT:                           LENDERS:

$12,500,000                           BANK OF MONTREAL


                                      By: /s/ Kanu Modi
                                          -------------------------------------
                                          Kanu Modi
                                          Director

$12,500,000                           BANK OF TOKYO-MITSUBISHI TRUST
                                       COMPANY


                                      By: /s/ J. Bruce Meredith
                                          -------------------------------------
                                          J. Bruce Meredith
                                          Senior Vice President & Manager

$12,500,000                           BANQUE NATIONALE DE PARIS,
                                       HOUSTON AGENCY


                                      By: /s/ John L. Stacy
                                          -------------------------------------
                                          John L. Stacy
                                          Vice President

$12,500,000                           CIBC INC.

                                       By: /s/ Roger Colden
                                          -------------------------------------
                                          Roger Colden
                                          Director

$12,500,000                            CITIBANK, N.A.


                                       By: /s/ David L. Harris
                                          -------------------------------------
                                          David L. Harris
                                          Vice President

COMMITMENT:                             LENDERS:

$12,500,000                             COMMERZBANK AKTIENGESELLSCHAFT,
                                          ATLANTA AGENCY

                                        By: /s/ Andreas Bremer
                                            -----------------------------------
                                            Andreas Bremer
                                            Senior Vice President & Manager

                                        By: /s/ Mary Smith
                                            -----------------------------------
                                            Mary Smith
                                            Assistant Vice President

$12,500,000                             CORESTATES BANK, N.A.


                                        By: /s/ Laura J. Zavacki
                                            -----------------------------------
                                            Laura J. Zavacki
                                            Commercial Officer

$12,500,000                             THE DAI-ICHI KANGYO BANK, LIMITED,
                                          ATLANTA AGENCY


                                        By: /s/ Toshiaki Kurihara
                                            -----------------------------------
                                            Toshiaki Kurihara
                                            Joint General Manager

$12,500,000                             THE FIRST NATIONAL BANK OF
                                         CHICAGO


                                        By: /s/ Brett C. Neubert
                                            -----------------------------------
                                            Brett C. Neubert
                                            Authorized Agent

$12,500,000                             FIRST UNION NATIONAL BANK
                                          OF FLORIDA, INC.


                                        By: /s/ Michael J. Carlin
                                            -----------------------------------
                                            Michael J. Carlin
                                            Senior Vice President

COMMITMENT:                              LENDERS:

$12,500,000                              FLEET NATIONAL BANK

                                         By: /s/ Frank Benesh
                                             ----------------------------------
                                             Frank Benesh
                                             Vice President

$12,500,000                               THE FUJI BANK LIMITED,
                                            NEW YORK BRANCH


                                          By: /s/ Masanobu Kobayashi
                                              ----------------------------------
                                               Masanobu Kobayashi
                                               Vice President & Manager

$12,500,000                               GULF INTERNATIONAL BANK
                                            B.S.C.


                                          By: /s/ Abdel-Fattah Tahoun
                                              ---------------------------------
                                              Abdel-Fattah Tahoun
                                              Senior Vice President


                                          By: /s/ Haytham F. Khalil
                                              ---------------------------------
                                              Haytham F. Khalil
                                              Assistant Vice President

$12,500,000                               MARINE MIDLAND BANK


                                          By: /s/ William M. Holland
                                              ---------------------------------
                                               William M. Holland
                                               Vice President

$12,500,000                               THE SAKURA BANK, LIMITED,
                                            ATLANTA AGENCY


                                          By: /s/ Hiroyasu Imanishi
                                              ---------------------------------
                                               Hiroyasu Imanishi
                                               Vice President & Senior Manager

COMMITMENT:                          LENDERS:

$12,500,000                          ISTITUTO BANCARIO SAN PAOLO DI
                                       TORINO SPA


                                     By: /s/ Robert Wurster/William De Aneglo
                                         ---------------------------------------
                                         Robert Wurster/William De Angelo
                                         First Vice President/First Vice
                                         President

$12,500,000                          THE SANWA BANK, LIMITED,
                                       ATLANTA AGENCY

                                     By: /s/ P. J. Pawlak
                                         --------------------------------------
                                          P. J. Pawlak
                                          Vice President & Senior Manager

$12,500,000                          THE SUMITOMO BANK, LIMITED,
                                       ATLANTA AGENCY


                                     By: /s/ Masayuki Fukushima
                                         ---------------------------------------
                                          Masayuki Fukushima
                                          Joint General Manager

$12,500,000                          THE TOKAI BANK LIMITED,
                                       ATLANTA AGENCY


                                     By: /s/ Eiichi Fujihira
                                         --------------------------------------
                                          Eiichi Fujihira
                                          General Manager

$12,500,000                          THE YASUDA TRUST & BANKING
                                       CO., LTD., NEW YORK BRANCH


                                     By: /s/ Makoto Tagawa
                                         --------------------------------------
                                          Makoto Tagawa
                                          Deputy General Manager